UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2017

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Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2017 Bright Mountain Media, Inc. entered into the First Amendment to the Executive Employment Agreement with W. Kip Speyer, our Chairman and Chief Executive Officer.  This amendment amends certain terms of the Executive Employment Agreement dated June 1, 2014 by and between our company and Mr. Speyer.  Under the terms of the amendment, the term of his employment was extended to April 1, 2020, which may be further extended for additional one year periods upon 180 days notice by us to him.  Under the terms of the amendment, Mr. Speyer's base salary was increased to $165,000 annually and he is entitled to earn annual performance bonuses, beginning with the year ending December 31, 2017, ranging from 25% of his base salary to 80% of his base salary upon our achievement of certain annual revenue and EBITDA targets.  All other terms and conditions of his employment agreement remain in full force.  The foregoing description of the terms and conditions of the First Amendment to Executive Employment Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.32 to this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.32	First Amendment to Executive Employment Agreement dated April 1, 2017 by and between Bright Mountain Media, Inc. and W. Kip Speyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017	Bright Mountain Media, Inc.

	By:	/s/ Dennis W. Healey
Dennis W. Healey, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.32	First Amendment to Executive Employment Agreement dated April 1, 2017 by and between Bright Mountain Media, Inc. and W. Kip Speyer.